Good afternoon. I am Tom Fisher, Chairman and Chief Executive Officer. With me today is Russ Strobel, President, Kathy Halloran, Executive Vice President and Mark Knox, our Director of Investor Relations. As always, we appreciate your interest in Nicor and thank you for the opportunity for us to be here today.
East Coast Analyst Meetings September 2003

I’ll start things off today by covering our objectives and strategies. Russ will then follow with an overview of our various businesses and Kathy will give a brief financial update. When they’re done, I’ll return to wrap things up and take your questions.
Agenda Objectives and Strategies Business Overview and Plans Financial Information Wrap-up

Before we get started, I want to remind you that in view of requirements around non-selective disclosure we will address only questions concerning matters that have been previously made public and broadly disseminated. We ask that you bear this in mind when asking your questions and considering our responses.
Caution Concerning Forward-looking Statements This speech includes certain forward-looking statements about the operations and earnings expectations of Nicor Inc., its subsidiaries and other affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Factors that could cause materially different results can be found in Nicor's most recent periodic report filed with the Securities and Exchange Commission.

Business Composition

(Based on 2002 Operating Income)

Shipping
Other
Gas Distribution

nicor

For those of you not familiar with our company this slide shows the basic composition of our company as it exists today. Nicor is built on the foundation of two core businesses — our natural gas distribution segment, Nicor Gas, and our containerized shipping segment, Tropical Shipping.

We also have other energy-related ventures, which are relatively small but are expected to be a growing portion of our portfolio, and are based on our strategic location and expertise in the natural gas distribution business.
1st Qtr 2nd Qtr East 90 8 2 Shipping Gas Distribution Business Composition (Based on 2002 Operating Income) Other

Like many companies in our industry, these have been very challenging times. Still, starting with 2003 as a base, our aim is to increase earnings per share over the long-term at a mid-single-digit annual growth rate; to provide our shareholders with stable dividends; and to achieve solid returns on equity. These financial objectives are simple, long-term in nature and over the years have remained relatively consistent.

To accomplish this, we are committed to pursuing multiple initiatives that build upon our primary business segments, and our approach to growth will continue to be disciplined and rational.
Financial Objectives Earnings-Per-Share Growth Dividend Payout Return on Investment

Key Strategies

Grow Our Core Businesses

Optimize Storage & Transmission Assets

nicor

Expand Our Energy Services Business

Build On Our Financial Strength

nicor

Our mission is to be a reliable and respected provider of energy-related services and products primarily in the Midwest, and shipping services in the Caribbean region.

To achieve this, we have developed strategies that will build on our core strengths, including our assets, expertise, location, customer base and financial resources.

Let me now turn things over to Russ who will discuss our various businesses and our plans for growth.
Key Strategies Optimize Storage & Transmission Assets Build On Our Financial Strength Expand Our Energy Services Business Grow Our Core Businesses

Thanks Tom. Our primary business is Nicor Gas. Nicor Gas serves 2 million customers in northern Illinois — excluding the city of Chicago and parts of the northern suburbs. Nicor Gas has a recognized brand name, built on historically low rates and safe, reliable service. It serves one of the best markets for natural gas in the nation because of the region’s diverse mix of industries, annual growth in customers, and a high demand for space heating.

Nicor Gas also has significant underground storage assets, and is strategically located on the nation’s Midwest natural gas pipeline grid — with access to eight interstate pipelines. These strengths distinguish Nicor Gas from many other natural gas distributors. These important advantages also allow us to procure competitively priced gas supplies, and has fostered many other initiatives including our Chicago Hub, our non-traditional storage and transmission services and our unregulated energy-related businesses. Combined with a strong balance sheet, Nicor Gas continues to provide a solid foundation upon which to build.
Gas Distribution Nicor Gas 2 million customers Recognized brand name Operating efficiency Premium territory Significant assets Strategic location

However, faced with increasing costs and little traditional revenue growth, our key challenges over the next few years will be in maintaining the earnings of this business segment. To manage in this environment, we will increase our already strong efforts to manage costs, while concentrating on ways to improve processes and further enhance operational excellence and customer satisfaction. As a primary source of our traditional earnings, Nicor Gas’ success is fundamental to our overall success.

Fortunately, Nicor Gas still adds about 30,000 new customers a year, which year over year is about 2 percent. In addition, Nicor Gas continues to promote the benefits of natural gas to industrial and commercial customers, and is a provider of ancillary services for power generation needs. Although the development of new gas-fired peaking facilities in the Midwest has slowed, these supply-related services help customers meet peak demand needs and allow them to balance, park or wheel natural gas supplies. We believe the integrated nature of our supply assets will continue to create opportunities for us to provide these types of services through operations such as our Chicago Hub and Nicor Enerchange, which I’ll discuss shortly.
Gas Distribution Strategic Plan Maintain earnings levels within challenging cost environment Customer additions Promote industrial and commercial load Supply-related services

Our second largest business is Tropical Shipping. Tropical is one of the largest carriers of containerized cargo in the Caribbean region serving 25 ports. We’ve owned Tropical for 20 years, and during that time Tropical has continued to expand and make significant contributions to earnings growth and cash flow. Tropical has periodically re-deployed its free cash flow into its business by way of acquisitions, and new vessels, facilities and equipment, while continuing to maintain its financial flexibility for future expansion and growth opportunities.

Tropical is a niche player with a history of producing high operating margins relative to its industry. We currently operate a fleet of 15 vessels — 10 of which are owned. Tropical is a leading carrier of U.S. and Canadian exports from the East Coast to the Caribbean, and its distinctive reputation for dependable, on-time service, and its ability to establish long-lasting customer relationships, has helped the company maintain a leading market position in the majority of the ports it serves.
Transporter of containerized cargo in Caribbean Niche player On-time, high quality service provider Leading market shares in majority of ports served

Over the years, Tropical Shipping has been able to steadily grow its shipping volumes and improve profits. However, results of this very competitive business can and will fluctuate from year to year depending on the strength of the U.S. and Caribbean economies and tourism. In this regard, few markets in Tropical’s service territory have been spared from the over-all economic slump that has impacted the region.

Fortunately, difficult economic conditions have also historically produced opportunities for Tropical. In fact, over the past few years, Tropical has made acquisitions, which despite difficult market conditions, have contributed significantly to our overall growth in volumes shipped. These acquisitions were funded entirely with Tropical’s internal cash, and have demonstrated our ability to successfully implement growth strategies of this business segment.

Looking ahead, growth in our shipping business will likely come from two primary sources. First, as always, we’ll continue to strive for operational excellence. Secondly, we also believe that we will be able to increase existing market share and expand into new markets.
Strategic Plan Focus on operational excellence Increase market share in existing ports Expand into new markets Niche acquisitions

Let me now spend some time discussing our other energy-related businesses, starting with out asset-backed ventures.

The Chicago Hub, which operates within the utility, was formed in the early 1990’s. The Hub provides interruptible natural gas parking, balancing and wheeling services to marketers and interstate pipeline shippers moving gas to and through the Midwest. Through our utility, we also have the ability to offer firm off-system storage and transmission services to others. Both of these opportunities exist by virtue of our strategic location and integrated storage and transmission assets. Despite our past success in this business, Hub results are expected to be down in 2003 due to the effects of general market conditions facing the energy industry, including turnover in our customer base and our customers’ higher cost of capital.

We also have an unregulated wholesale natural gas marketing business, Nicor Enerchange, which was formed in 1998 as an extension of our asset-backed supply services business. Enerchange, which also administers the Chicago Hub for a fee, is engaged in wholesale marketing of natural gas supply services in the Midwest and provides these services to interstate pipelines, other natural gas distribution companies, power generators, and natural gas marketers and brokers. By bundling commodity with natural gas transportation and storage, Enerchange customizes services that provide significant added value.
Asset-Backed Energy Ventures Chicago Hub - balancing, parking and wheeling services Storage/Transmission services Enerchange - wholesale natural gas marketing

One of our newest asset-backed ventures is the Horizon Pipeline, which is a 50/50 joint venture between Nicor and Natural Gas Pipeline Company of America, a subsidiary of Kinder Morgan. Horizon became operational just over a year ago. The 74-mile pipeline runs between Joliet, Ill., north to a point near the Wisconsin border and has strategic extension and expansion potential to meet economic growth in the region.

Horizon was built within the preferred power generation siting corridor as set forth by the primary electricity provider in Illinois, and it also provides other key competitive advantages over other pipeline alternatives in our territory including its expandability potential and its ability to deliver high pressure gas. Over the long term we are anticipating average returns on equity of 10 to 15 percent from this project.
Asset-Backed Energy Ventures Horizon Pipeline Joint Venture with NGPL 74-mile pipeline with 380 MMcf/day capacity Located within the preferred power generation siting corridor

Growth in our asset-backed ventures will come from our continued focus on identifying and developing opportunities relating to our extensive gas storage and transportation network, strategic location on the Midwest supply grid, and the changing energy environment.

In addition, our success for these ventures are also further driven by the opportunities created by deregulation and the services needed by electric power generation. With less liquidity and more price transparency, the market is increasingly rewarding companies that are able to provide storage-related services to meet short-term gas supply and balancing needs. For instance Enerchange is cautiously and deliberately evolving beyond a niche Chicago asset-based marketer and has further plans to expand by selling customized commodity-based services throughout the Midwest to customers with specific operational needs, such as balancing or gas supply risk management.

In addition to expanding our capabilities into complementary geographic locations, opportunities for growing this midstream platform may also exist by, acquiring, contracting or developing new assets and services, partnering with others or increasing our storage and transmission capability.
Asset-Backed Energy Ventures Strategic Plan Maximize value from existing capabilities Capitalize on opportunities available from deregulation and our strategic location Expand and broaden our capabilities into complementary geographic locations Acquire new assets and services

One last area of our business is retail energy services.

Despite our exiting of Nicor Energy, we are still active participants in the retail energy market. Our fundamental plan is to provide value-added energy products and services that compete throughout the energy value chain.

One of our most successful businesses in this market to date is Nicor Services. Nicor Services provides a number of non-commodity energy-related products and services including a service line protection product; heating, ventilation and air conditioning repair and replacement; and home appliance repair services. We also successfully launched a natural gas price and weather billing protection product in 2002. By providing broad coverage to homeowners’ needs through a range of products and services, Nicor Services aims to be a premier provider of energy services in Illinois’ residential and commercial markets.
Energy Services Nicor Services - provider of energy- related products and services service line protection HVAC and replacement services home appliance repair marketer of natural gas price and weather billing protection product

Expanding our energy services business will be a key contributor to our long-term success. Our model for this business is a natural extension of Nicor’s brand and customer base, and we believe untapped opportunities exist in these areas. Our disciplined and systematic approach for growing this business has already allowed for efficient expansion and a diversity of product lines, and will enable us to meet our customers changing needs over time.

Establishing regional market coverage and increasing market share for our existing products and services, enhancing our existing products, and developing additional energy-related offerings such as our Fixed Bill product and other billing protection services, will all be important success factors for this business going forward.

That briefly covers our businesses and their respective growth plans, let me now turn things over to Kathy for a financial update.
Energy Services Strategic Plan Leverage Nicor's brand recognition and customer base Establish regional market coverage Increase market share of existing products and services

Thanks Russ. Over the years our financial position has been one of the strongest in the natural gas distribution industry and that remains true today.

Both Nicor and Nicor Gas have some of the best debt ratings in the industry. Our history of producing high returns on equity, generating solid cash flow, and providing a consistent dividend has long been a Nicor trademark.

In fact, in March we raised our dividend to an annual rate of $1.86 per share, marking the 16th consecutive year we’ve increased our annual dividend rate.

Our financial strength also gives us the flexibility to take advantage of new investment opportunities. In the past, when these opportunities did not exist, we’ve repurchased stock with available cash.
Financial Update Financial Strengths Strong balance sheet High returns on equity Excellent free cash flow Solid dividend

In July we released our six months ended financial results, announcing that diluted earnings per common share of $1.58 was $.26 higher than last year. The improvement was primarily attributable to mercury-related recoveries from third parties, a change in our interim depreciation accounting method, higher operating results in our shipping segment and a gain on the wind-down of our 50-percent owned retail energy marketing joint venture, Nicor Energy. Unfortunately higher operating costs in our gas distribution business, including items like health care costs, lower pension returns, and insurance costs largely offset these positive factors.

Let me make one more comment regarding the change in interim depreciation accounting method in our gas distribution business. Although this change has and will cause significant impacts on our 2003 versus 2002 year-to-year quarterly comparisons, it will not effect our annual comparisons. In essence, this change has a positive impact on the first and fourth quarter year-to-year comparisons and has a negative impact on the second and third quarter year-to-year comparisons.
Financial Update 2003 Six Months Ended Financial Results EPS of $1.58 versus $1.32 for same period in 2002 Mercury-related recoveries New interim depreciation accounting allocation method Improved operating results in shipping segment Gain on the wind-down of retail marketing joint venture Higher operating costs in gas distribution segment

For 2003, we currently estimate an annual diluted earnings range of $2.55 to $2.75 per share. This estimate includes reported results for the first six months and assumes additional modest gains from our wind-down of Nicor Energy. It also assumes no additional mercury-related recoveries or impacts associated with the Nicor Gas regulatory plan review, which is summarized in our SEC filings.

Regarding Nicor Energy, last year we wrote-off our investment in this business and disposed of all its customer accounts earlier this year. Also, as a reminder, due our previously disclosed new accounting method at Nicor Enerchange, which requires the recording of expenses for storage and transportation contracts as incurred, and the recognition of revenues, as sales transactions are settled, there will be some variability in our period-to-period results.

Finally, one last item of interest relates to weather insurance. Many of you have asked about this in the past. At this time we have not purchased weather insurance for the fourth quarter 2003 or the first quarter 2004. However, due to our fixed bill product, mentioned by Russ, we have a natural internal financial offset between our utility and our affiliate’s fixed bill product, which reduces our historical earnings variability from normal weather of about $.025 per share, per 100 degree days, by about a third. Currently, we are still evaluating our coverage options to determine whether any additional coverage should be purchased.

That concludes my financial update, let me now turn things back to Tom to wrap things up.
Financial Update 2003 Financial Outlook Estimated EPS of $2.55 to $2.75 Includes reported results for first six months Assumes gains from wind-down of Nicor Energy Assumes no further mercury-related impacts or amounts associated with gas distribution segment's regulatory review Weather insurance

As we’ve stated in the past, our intent is to grow our company while maintaining a moderate risk profile. Our approach has been and will continue to be disciplined and systematic. Opportunities we pursue will have direct synergy and a strategic fit with our core businesses, and will allow for steady incremental growth over the long-term.

In addition, our financial strength gives us the flexibility to take advantage of new investment opportunities and to consider other alternatives to generate shareholder value.

Underlying this financial strength is a team of diverse employees, who all share a common sense of responsibility to perform at the highest level and to exhibit the highest degree of integrity in all that they do.
Long-Term Growth Strategies Disciplined and systematic approach Synergies and strategic fit with core businesses and growth platforms Supported by a strong financial position and solid management team

In closing, let me stress that we are committed to our objectives of growing our earnings, paying a consistent and stable dividend that is well covered by earnings, and maintaining our historically high returns on equity. This same focus will also continue to drive our strategic plans to grow our businesses.

We will also continue to execute a business plan that builds on our core strengths including our strategic location, assets, customer base, experience and financial resources. With that said, I believe we are well positioned to meet the challenges and demands of the markets we serve.
Reasons to Invest in Nicor Committed to long-term objectives Strategic location and assets Experienced management team Excellent financial position

I thank you for your interest in our company and will now open the floor for questions.
Visit our website: www.nicor.com